Exhibit 10.(a)

FOURTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

AND REAFFIRMATION OF GUARANTIES

THIS FOURTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT AND REAFFIRMATION OF GUARANTIES, dated as of November 7, 2008 (the “Fourth Amendment”), is entered into by and between Quixote Corporation, a Delaware corporation (the “Borrower”), whose address is 35 East Wacker Drive, Chicago, Illinois 60601, and Quixote Transportation Safety, Inc., Transafe Corporation, Energy Absorption Systems, Inc., Energy Absorption Systems (AL) LLC, Surface Systems, Inc., Nu-Metrics, Inc., and Highway Information Systems, Inc., as Subsidiary Guarantors, (each being referred to herein as a “Guarantor” and collectively referred to herein as the “Guarantors”), and Bank of America, N.A., as successor by merger to LaSalle Bank National Association, a national banking association (the “Lender”), whose address is 135 South LaSalle Street, Chicago, Illinois 60603.

RECITALS:

A.            Borrower and Lender entered into that certain Amended and Restated Credit Agreement, dated as of April 20, 2005 (the “Original Credit Agreement”), as amended by that certain First Amendment to Amended and Restated Credit Agreement and Reaffirmation of Guaranties dated as of December 1, 2006, (the “First Amendment”), that certain Second Amendment to Amended and Restated Credit Agreement and Reaffirmation of Guaranties dated as of March 15, 2007 (the “Second Amendment”) and that certain Third Amendment to Amended and Restated Credit Agreement and Reaffirmation of Guaranties dated as of November 7, 2007 (the “Third Amendment”, and together with the Original Credit Agreement, the First Amendment and the Second Amendment, the “Credit Agreement”) pursuant to which Credit Agreement Lender has made a Revolving Loan to Borrower evidenced by that certain Amended and Restated Revolving Loan Note, dated as of November 7, 2007, in the maximum principal amount of $40,000,000, executed by Borrower and made payable to the order of Lender (the “Revolving Note”).

B.            In connection with the Original Credit Agreement, the Guarantors executed and delivered to Lender that certain Guaranty dated as of May 16, 2003 in favor of Lender, as amended by that Reaffirmation and Amendment of Subsidiary Guaranty dated as of April 20, 2005 (the “Guaranty”).

C.            At the present time Borrower and the Guarantors request, and Lender is agreeable to, the modification of certain terms contained in the Credit Agreement as set forth herein, all pursuant to the terms and conditions hereinafter set forth.

NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Borrower, the Guarantors and Lender hereby agree as follows:

AGREEMENTS:

1.             RECITALS.  The foregoing Recitals are hereby made a part of this Fourth Amendment.

2.             DEFINITIONS.  Capitalized words and phrases used herein without definition shall have the respective meanings ascribed thereto in the Credit Agreement.

3.             AMENDMENTS TO THE CREDIT AGREEMENT.

3.1           Section 1.1 of the Credit Agreement.

(a)           The definition of “Alternate Base Rate” in Section 1.1 of the Credit Agreement is hereby deleted in its entirety and restated as follows:

“Alternate Base Rate” means a fluctuating rate of interest equal to the rate per annum equal to the British Bankers Association LIBOR Rate (“BBA LIBOR”), as published by Reuters (or other commercially available source providing quotations of BBA LIBOR as selected by the Lender from time to time) as determined for each banking day at approximately 11:00 a.m. London time two (2) Business Days (or three Business Days prior to the commencement of such Interest Period if banks in London, England were not open and dealing in offshore Dollars on such second preceding Business Day) prior to the date in question, for Dollar deposits (for delivery on the first day of such Interest Period) with a one month term, as adjusted from time to time in the Lender’s sole discretion for reserve requirements, deposit insurance assessment rates and other regulatory costs.  If such rate is not available at such time for any reason, then the rate for that interest period will be determined by such alternate method as reasonably selected by the Lender.  The Lender’s determination of BBA Libor shall be conclusive absent manifest error.

3.2           Section 2.13 of the Credit Agreement.  Section 2.13(D)(ii) is hereby amended by deleting the existing pricing grid in its entirety and replacing it with the following:

Level	Maximum Total Leverage Ratio	Applicable Eurodollar Margin/L/C Fee Percentage	Applicable ABR Margin	Commitment Fee Percentage
V	>3.00	2.25%	2.25%	0.50%
IV	>2.50 BUT <3.00	2.00%	2.00%	0.50%
III	>2.00 BUT <2.50	1.75%	1.75%	0.375%
II	>1.50 BUT <2.00	1.50%	1.50%	0.375%
I	<1.50	1.25%	1.25%	0.375%

3.3           Section 7.4 of the Credit Agreement.  The introductory language of Section 7.4of the Credit Agreement is hereby deleted in its entirety and restated as follows:

“7.4         Financial Covenants.  The Borrower shall comply with the financial covenants set forth below.  Solely for the purposes of calculating the financial covenants, consolidated Subsidiaries of Borrower shall exclude U.S. Traffic Corporation and Peek Traffic Corporation.”

4.             REAFFIRMATION OF GUARANTIES.  Each of the Guarantors hereby expressly (a) consents to the execution by Borrower and Lender of this Fourth Amendment, (b) acknowledges that the “Guaranteed Debt” (as defined in each of the Guaranties) includes all of the obligations and liabilities owing from Borrower to Lender, including, but not limited to, the obligations and liabilities of Borrower to Lender under and pursuant to the Credit Agreement, as amended from time to time, and as evidenced by the Revolving Note, as modified, extended and/or replaced from time to time, (c) reaffirms, assumes and binds themselves in all respects to all of the obligations, liabilities, duties, covenants, terms and conditions that are contained in their respective Guaranty, (d) agrees that all such obligations and liabilities under their respective Guaranty shall continue in full force and effect and shall not be discharged, limited, impaired or affected in any manner whatsoever, and (e) represents and warrants that each of the representations and warranties made by such Guarantor in any of the documents executed in connection with the Loans remain true and correct as of the date hereof.

5.             REPRESENTATIONS AND WARRANTIES.  To induce Lender to enter into this Fourth Amendment, Borrower and each Guarantor hereby certifies, represents and warrants to Lender that:

5.1           Organization.  Borrower and each Guarantor is a corporation or a limited liability company duly organized, existing and in good standing under the laws of its state or organization with full and adequate corporate or limited liability power, as the case may be, to carry on and conduct its business as presently conducted.  Other than as shown on Schedule I hereto, Borrower and each Guarantor is duly licensed or qualified in all foreign jurisdictions wherein the nature of its activities require such qualification or licensing.  The Articles of Incorporation or Organization, as the case may be, Bylaws (other than an amendment to the By-laws of Borrower dated July 24, 2008) or Operating Agreement, as the case may be, Resolutions and Incumbency Certificate of Borrower and each Guarantor have not been changed or amended since the certified copies thereof were delivered to Lender in connection with the Original Credit Agreement and the First Amendment.  The state issued organizational identification number for Borrower and each Guarantor is listed on Schedule I hereto.  The exact legal name of Borrower and each Guarantor is as set forth in the preamble of this Fourth Amendment, and neither Borrower nor any Guarantor currently conducts, nor has it during the last five (5) years conducted, business under any other name or trade name.  Neither Borrower nor any Guarantor will change its name, its organizational identification number, if it has one, its type of organization, its jurisdiction of organization or other legal structure.

5.2           Authorization.  Borrower and each Guarantor is duly authorized to execute and deliver this Fourth Amendment and Borrower is and will continue to be duly authorized to borrow monies under the Credit Agreement, as amended hereby, and to perform its obligations under the Credit Agreement, as amended hereby.

5.3           No Conflicts.  The execution and delivery of this Fourth Amendment and the performance by Borrower and each Guarantor of its obligations under the Credit Agreement, as amended hereby, do not and will not conflict with any provision of law or of the articles of incorporation or bylaws of Borrower or any Guarantor or of any agreement binding upon Borrower or any Guarantor.

5.4           Validity and Binding Effect.  The Credit Agreement, as amended hereby, is a legal, valid and binding obligation of Borrower and each Guarantor, enforceable against Borrower and each Guarantor in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditors’ rights or by general principles of equity limiting the availability of equitable remedies.

5.5           Compliance with Credit Agreement.  The representation and warranties set forth in Section VI of the Credit Agreement, as amended hereby, are true and correct with the same effect as if such representations and warranties had been made on the date hereof, with the exception that all references to the financial statements shall mean the financial statements most recently delivered to Lender and except for such changes as are specifically permitted under the Credit Agreement.  In addition, Borrower and each Guarantor has complied with and is in compliance with all of the covenants set forth in the Credit Agreement, as amended hereby, including, but not limited to, those set forth in Section VII thereof.

5.6           No Event of Default.  As of the date hereof, no Event of Default under Section VII of the Credit Agreement, as amended hereby, or event or condition which, with the giving of notice or the passage of time, or both, would constitute an Event of Default, has occurred or is continuing.

5.7           No Subordinated Debt Default.  As of the date hereof, no default under any of the documents evidencing or securing any of the Subordinated Debt, or event or condition which, with the giving of notice or the passage of time, or both, would constitute a default under any of the documents evidencing or securing any of the Subordinated Debt, has occurred or is continuing.

5.8           Schedules to Credit Agreement.  Other than as shown by the updated Schedules attached hereto as Exhibit A, the Schedules attached to the Credit Agreement are true and correct as of the date hereof.

6.             CONDITIONS PRECEDENT.  This Fourth Amendment shall become effective as of the date above first written after receipt by Lender of the following documents:

6.1           Fourth Amendment.  This Fourth Amendment executed by Borrower, the Guarantors, and Lender.

6.2           Resolutions.  A certified copy of Resolutions of the board of directors of Borrower and each Guarantor authorizing the execution, delivery and performance of this Fourth Amendment and related loan documents.

6.3           Certificate of Good Standing.  Certificates of Good Standing for Borrower and each Guarantor from their respective jurisdictions of organization.

6.4           Other Documents.  Such other documents, certificates and/or opinions of counsel as Lender may request.

7.             GENERAL.

7.1           Governing Law; Severability.  This Fourth Amendment shall be construed in accordance with and governed by the laws of Illinois.  Wherever possible each provision of the Credit Agreement and this Fourth Amendment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of the Credit Agreement and this Fourth Amendment shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of the Credit Agreement and this Fourth Amendment.

7.2           Successors and Assigns.  This Fourth Amendment shall be binding upon Borrower, the Guarantors, and Lender and their respective successors and assigns, and shall inure to the benefit of Borrower, the Guarantors, and Lender and the successors and assigns of Lender.

7.3           Waiver of Claims.  Borrower hereby acknowledges, agrees and affirms that it possesses no claims, defenses, offsets, recoupment or counterclaims of any kind or nature against or with respect to the enforcement of the Credit Agreement, as amended hereby, the Revolving Note or any other Loan Document (collectively referred to herein as the “Claims”), nor does Borrower now have knowledge of any facts that would or might give rise to any Claims.  If facts now exist which would or could give rise to any Claim against or with respect to the enforcement of the Credit Agreement as amended hereby, the Revolving Note, and/or any other Loan Documents, Borrower hereby unconditionally, irrevocably and unequivocally waives and fully releases any and all such Claims as if such Claims were the subject of a lawsuit, adjudicated to final judgment from which no appeal could be taken and therein dismissed with prejudice.

7.4           Continuing Force and Effect of Loan Documents and Guaranty.  Except as specifically modified or amended by the terms of this Fourth Amendment, all other terms and provisions of the Credit Agreement and the other Loan Documents are incorporated by reference herein, and in all respects, shall continue in full force and effect.  Borrower, by execution of this Fourth Amendment, hereby reaffirms, assumes and binds itself to all of the obligations, duties, rights, covenants, terms and conditions that are contained in the Credit Agreement and the other Loan Documents.  Each of the Guarantors, by execution of this Fourth Amendment, hereby reaffirms, assumes and binds itself to all of the obligations, duties, rights, covenants, terms and conditions that are contained in Guaranty.

7.5           Financing Statements.  Borrower hereby irrevocably authorizes Lender at any time and from time to time to file in any jurisdiction any initial UCC financing statements and/or amendments thereto that (a) describe the Collateral, and (b) contain any other information required by part 5 of Article 9 of the UCC for the sufficiency or filing office acceptance of any financing statement or amendment.

7.6           References to Credit Agreement.  Each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof’, or words of like import, and each reference to the Credit Agreement in any and all instruments or documents delivered in connection therewith, shall be deemed to refer to the Credit Agreement, as amended hereby.

7.7           Expenses.  Borrower shall pay all costs and expenses in connection with the preparation of this Fourth Amendment and other related loan documents, including, without limitation, reasonable attorneys’ fees and time charges of attorneys who may be employees of Lender or any affiliate or parent of Lender.  Borrower shall pay any and all stamp and other taxes, UCC search fees, filing fees and other costs and expenses in connection with the execution and delivery of this Fourth Amendment and the other instruments and documents to be delivered hereunder, and agrees to save Lender harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such costs and expenses.

7.8           Counterparts.  This Fourth Amendment may be executed in any number of counterparts, all of which shall constitute one and the same agreement.

[Signatures on following page]

IN WITNESS WHEREOF, the parties hereto have executed this Fourth Amendment to the Amended and Restated Credit Agreement and Reaffirmation of Guaranties as of the date first above written.

Borrower:

QUIXOTE CORPORATION,
a Delaware corporation, as Borrower

By:	/s/ DANIEL P. GOREY
Name:	Daniel P. Gorey
Title:	Vice President, Chief Financial Officer & Treasurer

Guarantors:

QUIXOTE TRANSPORTATION SAFETY, INC. TRANSAFE CORPORATION
ENERGY ABSORPTION SYSTEMS, INC.
ENERGY ABSORPTION SYSTEMS (AL) LLC SURFACE SYSTEMS, INC.
NU-METRICS, INC.
HIGHWAY INFORMATION SYSTEMS, INC.

By:	/s/ DANIEL P. GOREY
Name:	Daniel P. Gorey
Title:	Vice President & Treasurer

Lender:

Bank of America, N.A., as successor by merger to LaSalle Bank National Association, a national banking association

By:	/s/ LORA BACKOFEN
Name:	Lora Backofen
Title:	Sr. Vice President

Schedule I

Qualification Issues

Energy Absorption Systems, Inc. is not currently in good standing in the State of California.

Energy Absorption Systems (AL) LLC is not currently in good standing in the State of Alabama.

Schedule II

Organizational Identification Numbers

CORPORATION	STATE	STATE ID

Quixote Corporation	Delaware	0720523

Quixote Transportation Safety, Inc.	Delaware	2803660

Transafe Corporation	Delaware	3197646

Energy Absorption Systems, Inc.	Delaware	0904033

Energy Absorption (AL) LLC	Delaware	3539333

Surface Systems, Inc.	Missouri	00157025

Nu-Metrics, Inc.	Pennsylvania	978728

Highway Information Systems, Inc.	Delaware	2867376